Project Intrepid
April 30, 2013
EXHIBIT (c)(6)
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Preliminary and Subject
to Change
Preliminary Materials Prepared for the Conflicts Committee
of the Board of Directors of Crestwood Gas Services GP LLC

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These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Conflicts Committee of the Board of Directors (the “Conflicts Committee”) of
Crestwood Gas Services GP LLC (the “Company”), the general partner of Crestwood Midstream Partners LP (the “Partnership”), to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Evercore. These materials are based on information provided by or on behalf of the Partnership and/or other potential transaction participants, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the management of the Partnership and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Partnership. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared for the benefit and internal use of the Conflicts Committee.
These materials were compiled on a confidential basis for use by the Conflicts Committee in evaluating the potential transaction described herein and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore.
These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore (or any affiliate) to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials.
These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates.
Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer.
Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein.

Confidential
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Market Value Weighted Average Current Yield and Exchange Ratio Calculation
Project Intrepid

CMLP NRGM
Unit Price (as of 04/29/2013) $23.76 $25.26
Current Distribution per Unit $2.04 $1.58
Current Yield 8.6% 6.3%
Market Value $1,451.0 $2,169.9
% of Combined Market Value 40.1% 59.9%
Market Value Weighted Average Current Yield 7.2%
20-Day VWAP (as of 04/29/2013) $24.49
Offer Premium to CMLP's 20-Day VWAP 5.0%
Offer Price per CMLP Unit $25.71
NRGM 20-Day VWAP $23.81
CMLP / NRGM Exchange Ratio 1.080x
($ in millions, except per unit amounts)

Confidential
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Project Intrepid
CMLP Management Financial Projections / NRGM Management Financial Projections
For the Years Ending December 31,
2013E 2014E 2015E 2016E 2017E
Standalone Distribution per CMLP Unitholder $2.07 $2.15 $2.37 $2.60 $2.86
CMLP Current Yield 8.6% 8.6% 8.6% 8.6% 8.6%
CMLP Standalone Projected Unit Price - Current Yield $24.11 $25.05 $27.56 $30.32 $33.35
Pro Forma Distribution per CMLP Unitholder $1.93 $1.99 $2.19 $2.33 $2.41
NRGM Yield Necessary to Achieve CMLP Standalone Projected Unit Price (Breakeven Yield) 8.0% 7.9% 8.0% 7.7% 7.2%
Incremental GP/IDR Cash Flow Created ($2.4) $4.8 $16.1 $19.3 $15.6
CMLP Management Sensitivity Case / NRGM Management Financial Projections
For the Years Ending December 31,
2013E 2014E 2015E 2016E 2017E
Standalone Distribution per CMLP Unitholder $2.04 $2.04 $2.04 $2.04 $2.08
CMLP Current Yield 8.6% 8.6% 8.6% 8.6% 8.6%
CMLP Standalone Projected Unit Price - Current Yield $23.76 $23.76 $23.76 $23.76 $24.20
Pro Forma Distribution per CMLP Unitholder $1.93 $1.89 $1.98 $2.06 $2.10
NRGM Yield Necessary to Achieve CMLP Standalone Projected Unit Price (Breakeven Yield) 8.1% 8.0% 8.4% 8.7% 8.7%
Incremental GP/IDR Cash Flow Created ($0.8) ($1.8) $5.5 $13.0 $15.3
CMLP Management Financial Projections / NRGM Management Sensitivity Case
For the Years Ending December 31,
2013E 2014E 2015E 2016E 2017E
Standalone Distribution per CMLP Unitholder $2.07 $2.15 $2.37 $2.60 $2.86
CMLP Current Yield 8.6% 8.6% 8.6% 8.6% 8.6%
CMLP Standalone Projected Unit Price - Current Yield $24.11 $25.05 $27.56 $30.32 $33.35
Pro Forma Distribution per CMLP Unitholder $1.93 $1.93 $2.12 $2.29 $2.47
NRGM Yield Necessary to Achieve CMLP Standalone Projected Unit Price (Breakeven Yield) 8.0% 7.7% 7.7% 7.6% 7.4%
Incremental GP/IDR Cash Flow Created ($0.6) $4.5 $16.9 $28.5 $39.8
CMLP Management Sensitivity Case / NRGM Management Sensitivity Case
For the Years Ending December 31,
2013E 2014E 2015E 2016E 2017E
Standalone Distribution per CMLP Unitholder $2.04 $2.04 $2.04 $2.04 $2.08
CMLP Current Yield 8.6% 8.6% 8.6% 8.6% 8.6%
CMLP Standalone Projected Unit Price - Current Yield $23.76 $23.76 $23.76 $23.76 $24.20
Pro Forma Distribution per CMLP Unitholder $1.93 $1.85 $1.91 $2.00 $2.08
NRGM Yield Necessary to Achieve CMLP Standalone Projected Unit Price (Breakeven Yield) 8.1% 7.8% 8.0% 8.4% 8.6%
Incremental GP/IDR Cash Flow Created $1.0 ($1.2) $6.2 $19.8 $30.2

Summary Pro Forma Impact – Original – 1.080x Exchange Ratio as of April 29, 2013
($ in millions, except per unit amounts)

Confidential
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($ in millions, except per unit amounts)
Project Intrepid
CMLP Management Financial Projections / NRGM Management Financial Projections (Including 100% of $25.0 million Cash Payment)
For the Years Ending December 31,
2013E 2014E 2015E 2016E 2017E
Standalone Distribution per CMLP Unitholder $2.07 $2.15 $2.37 $2.60 $2.86
CMLP Current Yield 8.6% 8.6% 8.6% 8.6% 8.6%
CMLP Standalone Projected Unit Price - Current Yield (Less $0.73 per Unit Cash Consideration) $23.38 $24.32 $26.83 $29.58 $32.61
Pro Forma Distribution per CMLP Unitholder $1.93 $1.99 $2.19 $2.33 $2.41
NRGM Yield Necessary to Achieve CMLP Standalone Projected Unit Price (Breakeven Yield) 8.3% 8.2% 8.2% 7.9% 7.4%
Incremental GP/IDR Cash Flow Created ($2.4) $4.8 $16.1 $19.3 $15.6
CMLP Management Sensitivity Case / NRGM Management Financial Projections (Including 100% of $25.0 million Cash Payment)
For the Years Ending December 31,
2013E 2014E 2015E 2016E 2017E
Standalone Distribution per CMLP Unitholder $2.04 $2.04 $2.04 $2.04 $2.08
CMLP Current Yield 8.6% 8.6% 8.6% 8.6% 8.6%
CMLP Standalone Projected Unit Price - Current Yield (Less $0.73 per Unit Cash Consideration) $23.03 $23.03 $23.03 $23.03 $23.47
Pro Forma Distribution per CMLP Unitholder $1.93 $1.89 $1.98 $2.06 $2.10
NRGM Yield Necessary to Achieve CMLP Standalone Projected Unit Price (Breakeven Yield) 8.4% 8.2% 8.6% 9.0% 9.0%
Incremental GP/IDR Cash Flow Created ($0.8) ($1.8) $5.5 $13.0 $15.3
CMLP Management Financial Projections / NRGM Management Sensitivity Case (Including 100% of $25.0 million Cash Payment)
For the Years Ending December 31,
2013E 2014E 2015E 2016E 2017E
Standalone Distribution per CMLP Unitholder $2.07 $2.15 $2.37 $2.60 $2.86
CMLP Current Yield 8.6% 8.6% 8.6% 8.6% 8.6%
CMLP Standalone Projected Unit Price - Current Yield (Less $0.73 per Unit Cash Consideration) $23.38 $24.32 $26.83 $29.58 $32.61
Pro Forma Distribution per CMLP Unitholder $1.93 $1.93 $2.12 $2.29 $2.47
NRGM Yield Necessary to Achieve CMLP Standalone Projected Unit Price (Breakeven Yield) 8.3% 8.0% 7.9% 7.8% 7.6%
Incremental GP/IDR Cash Flow Created ($0.6) $4.5 $16.9 $28.5 $39.8

CMLP Management Sensitivity Case / NRGM Management Sensitivity Case (Including 100% of $25.0 million Cash Payment)
For the Years Ending December 31,
2013E 2014E 2015E 2016E 2017E
Standalone Distribution per CMLP Unitholder $2.04 $2.04 $2.04 $2.04 $2.08
CMLP Current Yield 8.6% 8.6% 8.6% 8.6% 8.6%
CMLP Standalone Projected Unit Price - Current Yield (Less $0.73 per Unit Cash Consideration) $23.03 $23.03 $23.03 $23.03 $23.47
Pro Forma Distribution per CMLP Unitholder $1.93 $1.85 $1.91 $2.00 $2.08
NRGM Yield Necessary to Achieve CMLP Standalone Projected Unit Price (Breakeven Yield) 8.4% 8.0% 8.3% 8.7% 8.9%
Incremental GP/IDR Cash Flow Created $1.0 ($1.2) $6.2 $19.8 $30.2
Summary Pro Forma Impact – Including 100% of $25.0 Million Payment to CMLP
Unaffiliated Unitholders ($0.73 per Unit)

Confidential
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Project Intrepid

Summary Pro Forma Impact – Base Case Incremental GP IDR Calculation ($ in millions)
For the Quarter Ending For the Years Ending December 31,
9/30/13E 12/31/13E 2013E 2014E 2015E 2016E 2017E
NRGM GP/IDR Cash Flow Standalone $3.0 $3.4 $11.2 $20.2 $26.8 $33.4 $36.6
CMLP GP/IDR Cash Flow Standalone 5.7 6.2 22.2 30.3 43.4 57.7 73.5
Total Combined GP/IDR Cash Flows Standalone $8.7 $9.6 $33.3 $50.5 $70.1 $91.1 $110.1
Pro Forma NRGM GP/IDR Cash Flow $8.0 $8.0 $31.0 $55.3 $86.2 $110.3 $125.7
Incremental Combined GP/IDR Cash Flow Created ($0.7) ($1.6) (2.4) $4.8 $16.1 $19.3 $15.6
Equity Cost of Capital Based on CAPM
PV @ 8.0% of Incremental Combined GP/IDR Cash Flow Created $42.5
PV @ 8.5% of Incremental Combined GP/IDR Cash Flow Created 41.9
PV @ 9.0% of Incremental Combined GP/IDR Cash Flow Created 41.4
PV @ 9.5% of Incremental Combined GP/IDR Cash Flow Created 40.8
PV @ 10.0% of Incremental Combined GP/IDR Cash Flow Created 40.3
Equity Cost of Capital Based on Total Expected Market Return
PV @ 13.0% of Incremental Combined GP/IDR Cash Flow Created $37.2
PV @ 13.5% of Incremental Combined GP/IDR Cash Flow Created 36.7
PV @ 14.0% of Incremental Combined GP/IDR Cash Flow Created 36.3
PV @ 14.5% of Incremental Combined GP/IDR Cash Flow Created 35.8
PV @ 15.0% of Incremental Combined GP/IDR Cash Flow Created 35.4
Relevant Present Value of Incremental GP/IDR Cash Flow Created from the Proposed Transaction
$38.8
NRGM Pro Forma Units Outstanding: Units % of Total
NRGM Public Unitholders 17.5 11.6%
CMLP Public Unitholders 36.8 24.4%
Crestwood Holdings 21.5 14.2%
NRGY Unitholders 56.4 37.3%
NRGY 6.8 4.5%
NRGM Management 12.0 7.9%
Total NRGM Units 151.0 100.0%
$9.5
Incremental GP/IDR Cash Flow Created from the Proposed Transaction - 24.4%

Confidential
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Summary Pro Forma Impact
($ in millions, except per unit amounts)
Project Intrepid
For the Years Ending December 31,
2013E 2014E 2015E 2016E 2017E
$25.0 Million Cash Payment (100% of Original $25.0 Million plus $0.0 Million per Incremental GP IDRs Created)
Standalone Distribution per CMLP Unitholder $2.07 $2.15 $2.37 $2.60 $2.86
CMLP Current Yield 8.6% 8.6% 8.6% 8.6% 8.6%
CMLP Standalone Projected Unit Price - Current Yield (Less $0.73 per Unit Cash Consideration) $23.38 $24.32 $26.83 $29.58 $32.61
Pro Forma Distribution per CMLP Unitholder $1.93 $1.99 $2.19 $2.33 $2.41
NRGM Yield Necessary to Achieve CMLP Standalone Projected Unit Price (Breakeven Yield) 8.3% 8.2% 8.2% 7.9% 7.4%
Incremental GP/IDR Cash Flow Created ($2.4) $4.8 $16.1 $19.3 $15.6
$30.0 Million Cash Payment (100% of Original $25.0 Million plus $5.0 Million per Incremental GP IDRs Created)
Standalone Distribution per CMLP Unitholder $2.07 $2.15 $2.37 $2.60 $2.86
CMLP Current Yield 8.6% 8.6% 8.6% 8.6% 8.6%
CMLP Standalone Projected Unit Price - Current Yield (Less $0.88 per Unit Cash Consideration) $23.23 $24.17 $26.68 $29.44 $32.47
Pro Forma Distribution per CMLP Unitholder $1.93 $1.99 $2.19 $2.33 $2.41
NRGM Yield Necessary to Achieve CMLP Standalone Projected Unit Price (Breakeven Yield) 8.3% 8.2% 8.2% 7.9% 7.4%
Incremental GP/IDR Cash Flow Created ($2.4) $4.8 $16.1 $19.3 $15.6
$34.5 Million Cash Payment (100% of Original $25.0 Million plus $9.5 Million per Incremental GP IDRs Created)
Standalone Distribution per CMLP Unitholder $2.07 $2.15 $2.37 $2.60 $2.86
CMLP Current Yield 8.6% 8.6% 8.6% 8.6% 8.6%
CMLP Standalone Projected Unit Price - Current Yield (Less $1.01 per Unit Cash Consideration) $23.10 $24.04 $26.55 $29.30 $32.34
Pro Forma Distribution per CMLP Unitholder $1.93 $1.99 $2.19 $2.33 $2.41
NRGM Yield Necessary to Achieve CMLP Standalone Projected Unit Price (Breakeven Yield) 8.4% 8.3% 8.3% 8.0% 7.5%
Incremental GP/IDR Cash Flow Created ($2.4) $4.8 $16.1 $19.3 $15.6
$40.0 Million Cash Payment (100% of Original $25.0 Million plus $15.0 Million per Incremental GP IDRs Created)
Standalone Distribution per CMLP Unitholder $2.07 $2.15 $2.37 $2.60 $2.86
CMLP Current Yield 8.6% 8.6% 8.6% 8.6% 8.6%
CMLP Standalone Projected Unit Price - Current Yield (Less $1.17 per Unit Cash Consideration) $22.94 $23.88 $26.39 $29.14 $32.17
Pro Forma Distribution per CMLP Unitholder $1.93 $1.99 $2.19 $2.33 $2.41
NRGM Yield Necessary to Achieve CMLP Standalone Projected Unit Price (Breakeven Yield) 8.4% 8.3% 8.3% 8.0% 7.5%
Incremental GP/IDR Cash Flow Created ($2.4) $4.8 $16.1 $19.3 $15.6

CMLP Management Financial Projections and NRGM Management Financial Projections
$45.0 Million Cash Payment (100% of Original $25.0 Million plus $20.0 Million per Incremental GP IDRs Created)
Standalone Distribution per CMLP Unitholder $2.07 $2.15 $2.37 $2.60 $2.86
CMLP Current Yield 8.6% 8.6% 8.6% 8.6% 8.6%
CMLP Standalone Projected Unit Price - Current Yield (Less $1.32 per Unit Cash Consideration) $22.79 $23.73 $26.24 $29.00 $32.03
Pro Forma Distribution per CMLP Unitholder $1.93 $1.99 $2.19 $2.33 $2.41
NRGM Yield Necessary to Achieve CMLP Standalone Projected Unit Price (Breakeven Yield) 8.5% 8.4% 8.4% 8.0% 7.5%
Incremental GP/IDR Cash Flow Created ($2.4) $4.8 $16.1 $19.3 $15.6

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Summary
($ in millions)
Project Intrepid

CMLP Management Financial Projections / NRGM Management Financial Projections
Total Cash Payment $25.0 / $0.0 $25.0 / $5.0 $25.0 / $9.5 $25.0 / $15.0 $25.0 / $20.0
NRGM Yield Necessary to Achieve CMLP Standalone Projected Unit Price (Breakeven Yield)
2013E 8.3% 8.3% 8.4% 8.4% 8.5%
2014E 8.2% 8.2% 8.3% 8.3% 8.4%
2015E 8.2% 8.2% 8.3% 8.3% 8.4%
2016E 7.9% 7.9% 8.0% 8.0% 8.0%
2017E 7.4% 7.4% 7.5% 7.5% 7.5%
Original
CMLP Projections Base Sensitivity Base Sensitivity
NRGM Projections Base Base Sensitivity Sensitivity
2013E 8.0% 8.1% 8.0% 8.1%
2014E 7.9% 8.0% 7.7% 7.8%
2015E 8.0% 8.4% 7.7% 8.0%
2016E 7.7% 8.7% 7.6% 8.4%
2017E 7.2% 8.7% 7.4% 8.6%
100% of $25.0 Million to CMLP Unaffiliated Unitholders
CMLP Projections Base Sensitivity Base Sensitivity
NRGM Projections Base Base Sensitivity Sensitivity
2013E 8.3% 8.4% 8.3% 8.4%
2014E 8.2% 8.2% 8.0% 8.0%
2015E 8.2% 8.6% 7.9% 8.3%
2016E 7.9% 9.0% 7.8% 8.7%
2017E 7.4% 9.0% 7.6% 8.9%
NRGM Yield Necessary to Achieve CMLP Standalone Projected Unit Price (Breakeven Yield)
NRGM Yield Necessary to Achieve CMLP Standalone Projected Unit Price (Breakeven Yield)